Exhibit 10.1

WARRANT CANCELLATION AND EXCHANGE AGREEMENT

This WARRANT CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”), dated as of August 31, 2026, is entered into by and between Root, Inc., a Delaware corporation (the “Company”), and Carvana Group, LLC, a Delaware limited liability company (the “Holder”).

RECITALS

WHEREAS, on October 1, 2021, the Company issued to the Holder, pursuant to that certain Investment Agreement, dated as of August 11, 2021, by and between the Company and the Holder, as amended (the “Investment Agreement”), Common Stock Purchase Warrants designated as Long Term Tranche 1, Long Term Tranche 2, Long Term Tranche 3, Long Term Tranche 4, and Long Term Tranche 5 (collectively, the “Long-Term Warrants”);

WHEREAS, the Company previously issued to the Holder, on October 1, 2021, Common Stock Purchase Warrants designated as Short Term Tranche 1, Short Term Tranche 2, and Short Term Tranche 3 (collectively, the “Short-Term Warrants”), each of which has expired in accordance with its terms;

WHEREAS, on August 12, 2022, the Company effected a 1-for-18 reverse stock split of the Company’s Class A Common Stock and Class B Common Stock (the “Reverse Stock Split”);

WHEREAS, the parties desire to cancel all outstanding Long-Term Warrants in exchange for the issuance by the Company to the Holder of a new Common Stock Purchase Warrant (the “New Warrant”) on revised economic terms;

WHEREAS, the cancellation and new issuance is being effected pursuant to the Second Amendment to the Investment Agreement, dated as of August 31, 2026 (the “Second Amendment”); and

WHEREAS, the Board of Directors of the Company has approved the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

Section 1. Cancellation of Long-Term Warrants.

Effective as of the date hereof, the Holder hereby surrenders, and the Company hereby cancels, all outstanding Long-Term Warrants:

(a) Long Term Tranche 1 — originally exercisable for 25,844,775 shares of Class A Common Stock (1,435,820 shares post-split);

(b) Long Term Tranche 2 — originally exercisable for 26,854,336 shares of Class A Common Stock (1,491,907 shares post-split);

(c) Long Term Tranche 3 — originally exercisable for 27,061,706 shares of Class A Common Stock (1,503,428 shares post-split);

(d) Long Term Tranche 4 — originally exercisable for 26,146,576 shares of Class A Common Stock (1,452,587 shares post-split); and

(e) Long Term Tranche 5 — originally exercisable for 23,182,494 shares of Class A Common Stock (1,287,916 shares post-split).

From and after the date hereof, the Long-Term Warrants shall have no further force or effect.

Section 2. Issuance of New Warrant.

Simultaneously with the cancellation pursuant to Section 1, the Company hereby issues to the Holder the New Warrant, in substantially the form attached hereto as Exhibit A, entitling the Holder to purchase up to 1,525,560 shares of Class A Common Stock at the applicable exercise prices per share set forth therein, upon the terms and subject to the conditions set forth therein.

Section 3. Representations and Warranties of the Holder.

The Holder represents and warrants: (a) it has all requisite power and authority to execute and deliver this Agreement; (b) it is the sole beneficial and record owner of the Long-Term Warrants, free and clear of all liens and encumbrances; (c) it has not previously transferred the Long-Term Warrants; and (d) it is an accredited investor.

Section 4. Representations and Warranties of the Company.

The Company represents and warrants: (a) it has all requisite power and authority to execute this Agreement and issue the New Warrant; (b) the New Warrant has been duly authorized and, when issued, will be valid and binding; and (c) it has reserved sufficient authorized but unissued shares of Class A Common Stock for the exercise of the New Warrant.

Section 5. Release.

(a) The Holder releases the Company from all claims arising out of or relating to the Long-Term Warrants; provided that nothing herein releases any rights under this Agreement, the New Warrant, or the Investment Agreement.

(b) The Company releases the Holder from all claims arising out of or relating to the Long-Term Warrants; provided that nothing herein releases any rights under this Agreement, the New Warrant, or the Investment Agreement.

Section 6. Tax Treatment.

The parties intend that the cancellation of the Long-Term Warrants and the issuance of the New Warrant shall be treated as a recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, in which no gain or loss is recognized by either party, and each party agrees to file all tax returns consistent with, and to take no tax position inconsistent with, such treatment, unless otherwise required by a binding determination with respect to a tax audit, contest or similar proceeding. Nothing in this Section 6 shall be construed as a representation or warranty by either party as to the tax consequences of the transactions contemplated hereby, and each party has relied solely on its own tax advisors.

Section 7. Miscellaneous.

(a) Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract, tort, statute or otherwise) that may be based upon, arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the internal laws of the State of Delaware, including its statute of limitations, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each party agrees (i) to submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware in and for New Castle County, Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 7(f) shall be effective service of process for any such action.

(b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(c) Counterparts; Electronic Signatures. This Agreement may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. This Agreement may be executed by facsimile, by any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, or other applicable law (e.g., www.docusign.com), or by .pdf signature by any party and such signature shall be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

(d) Entire Agreement. This Agreement, together with the New Warrant, the Second Amendment, the Investment Agreement (as amended), and the Commercial Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, proposals, negotiations, and understandings between the parties with respect to the cancellation of the Long-Term Warrants and the issuance of the New Warrant.

(e) Amendment and Waiver. This Agreement may be amended, modified or supplemented only by a written instrument signed by each of the parties. No waiver of any provision shall be effective unless in writing and signed by the party against whom such waiver is to be effective. No failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.

(f) Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery. Notices shall be directed to: If to the Company: Root, Inc. 80 E. Rich Street Columbus, Ohio 43215 Attention: General Counsel Email: legal@joinroot.com If to the Holder: Carvana Group, LLC 300 E. Rio Salado Parkway Tempe, Arizona 85281 Attention: Paul Breaux Email: paul.breaux@carvana.com or to such other address as may be specified by like notice to the other party.

(g) Severability. Any term or provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without rendering illegal, invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the legality, validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties as closely as possible.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party; provided that either party may assign this Agreement to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business or assets of such party without the consent of the other party.

(i) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and shall not confer any rights or remedies in favor of any Person other than the parties hereto.

(j) Further Assurances. Each party agrees to execute and deliver such additional documents and to take such further actions as may be reasonably necessary or appropriate to carry out and effectuate the transactions contemplated by this Agreement.

(k) Release Acknowledgment. Each party acknowledges that the releases set forth in Section 5 were negotiated at arm’s length between sophisticated parties, each represented by counsel, and each party has been advised of its rights and consequences of the releases and executes this Agreement voluntarily.

(l) Specific Performance. The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to seek an injunction or injunctions to prevent breaches and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ROOT, INC.

By:	/s/ Jonathan Allison
Name:	Jonathan Allison
Title:	Chief Administrative Officer

CARVANA GROUP, LLC

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President and General Counsel

[Signature Page to Warrant Cancellation and Exchange Agreement]